UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report: March 2, 2010

(Date of earliest event reported): March 1, 2010

SUNOCO LOGISTICS PARTNERS L.P.

(Exact name of registrant as specified in its charter)

Delaware	1-31219	23-3096839
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification number)

1818 Market Street, Suite 1500, Philadelphia, PA	19103-7583
(Address of principal executive offices)	(Zip Code)

(215) 977-3000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective March 1, 2010, Stacy L. Fox and William R. Silver were elected to the Board of Directors of Sunoco Partners LLC (the “Company”), the general partner of Sunoco Logistics Partners L.P. (the “Partnership”), by unanimous consent of the members. Each of Ms. Fox and Mr. Silver will serve as a director of the Company until such time as his or her successor is elected or qualified. At this time, the Company’s Board of Directors has not appointed Ms. Fox or Mr. Silver to serve on any Board committees.

Ms. Fox is currently the Senior Vice President and General Counsel of Sunoco, Inc. There are no arrangements or understandings between Ms. Fox and any other persons, other than Sunoco, Inc., pursuant to which she was elected as a director. Ms. Fox has not entered into any agreement or transaction with the Company or the Partnership in which she has, or will have, a direct or indirect material interest.

Mr. Silver is currently the Chief Financial Officer and Business Manager of Menlo School in Atherton, California. There are no arrangements or understandings between Mr. Silver and any other persons, pursuant to which he was elected as a director. Mr. Silver has not entered into any agreement or transaction with the Company or the Partnership in which he has, or will have, a direct or indirect material interest.

A copy of the news release announcing the election of Ms. Fox and Mr. Silver as directors and further describing each of their qualifications is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

99.1.	News Release, issued March 1, 2010, announcing election of Stacy L. Fox and William R. Silver as directors of Sunoco Partners LLC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SUNOCO LOGISTICS PARTNERS LP.

By:	Sunoco Partners LLC, its General Partner

	By:	/s/ BRUCE D. DAVIS, JR.
Bruce D. Davis, Jr. Vice President, General Counsel and Secretary

March 2, 2010

Philadelphia, PA

EXHIBIT INDEX

Exhibit No.	Exhibit

99.1	News Release, issued March 1, 2010, announcing election of Stacy L. Fox and William R. Silver as directors of Sunoco Partners LLC.